Exhibit 23.2 1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Knowles Corporation of our report dated February 21, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Knowles Corporation's Annual Report on Form 10-K for the year ended December 31, 2023. /s/ PricewaterhouseCoopers LLP Chicago, Illinois May 14, 2024